                                                                     Exhibit 2.4

                              REVISED AND RESTATED
                         GAMING EQUIPMENT SALE AGREEMENT

            THIS REVISED AND RESTATED GAMING EQUIPMENT  AGREEMENT  ("AGREEMENT")
is made  and  entered  into as of this  ___ day of July,  2001,  by and  between
PHOENIX  LEISURE,  INC., a Nevada  corporation  (the  "SELLER");  and ABD GAMING
SUPPLY,  a  Mississippi   corporation,   and  its  designees  and  assigns  (the
"Purchaser").

                                    RECITALS

            WHEREAS,  Seller  owns  certain  gaming  equipment  (as  more  fully described below the "ASSETS"); and

            WHEREAS,  the Purchaser is desirous of buying said Assets and Seller is desirous of selling said Assets,  for the  consideration  and pursuant to the terms and conditions as set forth below; and

            WHEREAS,  the Purchaser and Seller are parties to a Gaming Equipment
Sale Agreement (the "PRIOR SALE AGREEMENT"), dated April 18, 2001, and a related convertible  promissory  note (the "PRIOR NOTE") of the same date, in the amount
of  Four   Hundred   Thousand   Dollars   ($400,000)(collectively   the   "PRIOR
AGREEMENTS").

            NOW,  THEREFORE,  in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

            This Agreement  shall revise and replace,  supersede and replace the
Prior Agreements in their entirety.

1.          SALE AND PURCHASE OF ASSETS

            1.1  DESCRIPTION OF ASSETS.  The Assets consist of gaming  equipment
                 (the "GAMING MACHINES") described on Exhibit A, attached hereto
                 and  incorporated  herein  by  reference.   It  is  agreed  and
                 understood  that  One  Hundred  Sixty  (160) of the  total  Six
                 Hundred  (600) Gaming  Machines  were  previously  delivered to
                 Purchaser  pursuant to the Prior Sale  Agreement  (described on
                 Exhibit A thereto),  and Viva Gaming & Resorts, Inc., a Florida corporation  ("VIVA") hereby acknowledges receipt of same to an address  designated  by the Purchaser to Seller in writing (the
                 "DESTINATION"),  and  agrees  that the  delivery  of the Assets described  herein  shall  be  net  of  such  Assets  previously delivered (also referred to as the "REMAINING ASSETS").

            1.2  SALE OF ASSETS. Subject to the terms and conditions hereinafter set  forth,  and  exchanged  for  the  consideration  described herein,  Seller  shall  sell,  transfer,  assign and deliver to
                 Purchaser and Purchaser  shall purchase and acquire from Seller on the Closing Date (as such term is hereinafter defined),  all of Seller's right, title and interest in and to the Assets.

            1.3. USE OF  LICENSED  INTERMEDIARY/TRUE  PARTY IN  INTEREST.  It is
                 specifically agreed and understood that Purchaser is a licensed gaming  distributor under the laws of the State of Mississippi, and is acting solely in an  intermediary  capacity with respect to the purchase of the Assets.  Accordingly,  Purchaser  shall, immediately upon the effectiveness of this Agreement,  transfer the Remaining  Assets to Viva, and that for the purposes of the
                 payment   provisions   herein,   Viva  shall  be  an   intended
                 beneficiary  of this  Agreement,  and an express  designee  and assign of the  Purchaser,  and, that  therefore,  Viva shall be considered the real party in interest  receiving the benefit of this  Agreement,  and shall be delivering the Purchase Price to the Seller in consideration therefor.

            1.4  PURCHASE PRICE. The total purchase price (the "PURCHASE PRICE")
                 to be paid by the Purchaser (by its designee and assigns, Viva)
                 to the Seller  for all of the Assets  shall be equal to the sum of One Million Five Hundred Thousand Dollars ($1,500,000).

           1.5   MANNER OF PAYMENT OF PURCHASE  PRICE.  The Purchase Price shall be paid by  delivery  by Viva to  Seller  at  Closing  (defined below): (i) a convertible promissory note in the amount of Five
                 Hundred  Thousand  Dollars  ($500,000),  with  a one  (1)  year maturity,  convertible  at any time prior to maturity into Five
                 Hundred Thousand 500,000 shares of Viva's common stock ("COMMON
                 STOCK"),  par value $0.001 per share (the "CONVERSION  SHARES")
                 attached hereto as Exhibit B (the "NOTE"), and (ii) One Million
                 (1,000,000)  shares  of Viva's  common  stock  (the  "PURCHASED
                 SHARES").  The Conversion  Shares and the Purchased  Shares are
                 collectively referred to as the "SHARES."

            1.6  CLOSING   DATE  AND  PLACE.   The  Closing   shall  take  place
                 concurrently  with the execution of this Agreement and delivery of the Note and the Purchased Shares by Viva to Seller,  at the
                 offices of the Seller or attorney of the Seller, located in Las
                 Vegas,  Nevada,  or by mail.  (The date of Closing is sometimes referred to herein as the "CLOSING DATE.")

            1.7  DELIVERY OF ASSETS.  Seller shall ship the Remaining  Assets to the Destination. The cost of such shipping shall be paid by the
                 Seller, provided, however, that upon the delivery of the Assets to the shipping carrier, Seller shall have no further liability or obligation for the Assets  (including,  without  limitation, the  condition of the Assets and the  ultimate  delivery of the
                 Assets to the  Destination).  By its  execution,  Purchaser and
                 Viva specifically acknowledge and agree that while Seller shall pay the cost of shipping the Assets to Viva at the Destination,
                 Seller   shall  have  no   liability,   obligation,   or  other
                 responsibility  whatsoever with respect to the transport of the
                 Assets  to  the  Destination,  and  Viva  agrees  to be  solely responsible  for the Assets during shipping and upon arrival at the Destination.

            1.8  CONDITION  OF THE  ASSETS.  The Assets  shall be in  reasonable working order but without any further or continuing guaranty or warranty,  either  express or implied by the Seller,  as to the condition  thereof.  Viva shall have thirty (30) days after its receipt of the Assets at the  Destination to notify Seller that the  Assets  are  not  in  reasonable  working  order  ("NOTICE
                 PERIOD") together with a reasonably detailed explanation of the defects ("DEFECT  NOTICE").  If Viva has not so notified Seller within the Notice Period,  the Assets shall be considered to be in reasonable working order for the purposes of this Agreement.
                 If a Defect  Notice has been given to Seller by Viva within the
                 Notice  Period,  Seller  shall have the right to (a) repair the
                 Asset and re-deliver,  (b) replace the Asset and re-deliver, or
                 (c)  deduct  the  prorata  portion  of the  value of the  Asset
                 ($2,500  per  machine)  from  the  balance  due  on  the  Note.
                 Re-delivery  of a  repaired  Asset or a  replaced  Asset  shall recommence the Notice Period with respect to such Asset. Seller agrees to provide to Viva technical support and maintenance for the Assets once they commence gaming activities in the Grandsur
                 Casino  located in the Grandsur Mall in Mexico City,  Mexico by
                 Seller, under the terms of a Technical Services Agreement to be executed at a later date between parties.

2.          REPRESENTATIONS AND WARRANTIES OF SELLER

            The Seller  represents  and warrants to Purchaser  and Viva that the following  representations  and  warranties  are  true and  correct  on the date hereof, and will be so on the Closing Date.

            2.1. POWER AND AUTHORITY; AUTHORIZATION AND VALIDITY. The Seller has
                 full power and authority to execute,  deliver,  and perform its obligations  under this Agreement and all other  agreements and documents it is or will be executing  in  connection  with this
                 Agreement  and  the  transactions   contemplated  hereby.  This
                 Agreement  and  each  other  agreement   contemplated  by  this
                 Agreement  have been or will be duly  executed and delivered by the Seller and constitute or will constitute legal,  valid, and binding  obligations  of the Seller,  enforceable in accordance with  their  terms,  except  as may be  limited  by  applicable bankruptcy,  insolvency,  or similar laws affecting  creditors'
                 rights generally or the availability of equitable remedies.

            2.2. ORGANIZATION  AND GOOD  STANDING.  The Seller is a  corporation
                 validly     existing     under    the    laws    of     Nevada.

           2.3.  TITLE.  The  Seller  has  good  and  marketable  title  to  the
                 Remaining  Assets  and there are no liens  thereon  which  will interfere with Viva's use and enjoyment of said Assets.

            2.4  INVESTMENT.

                 2.4.1   PURCHASE  ENTIRELY  FOR OWN  ACCOUNT.  The Shares to be
                         received  by the Seller  pursuant  to the terms  hereof
                         will be acquired  for  investment  for the Seller's own

                         account, not as a nominee or agent, and not with a view
                         to the resale or distribution of any part thereof.  The
                         Seller has no present  intention  of selling,  granting
                         any  participation  in, or otherwise  distributing  the
                         Shares  acquired  by  the  Seller.  The  Seller  has no
                         contract,  undertaking,  agreement or arrangement  with
                         any   person  to  sell  or   transfer,   or  grant  any
                         participation  to such  person or to any third  person,
                         with respect to any of the Shares to be acquired by the
                         Seller.

                 2.4.2   ACCESS TO INFORMATION, EXPERIENCE, ETC

                         (a)   The  Seller  has  been  furnished  access  to the
                               business   records  of  the   Company   and  such
                               additional   information  and  documents  as  the
                               Investor has  requested  and has been afforded an
                               opportunity  to ask  questions  of,  and  receive
                               answers  from,  representatives  of  the  Company
                               concerning  the  terms  and  conditions  of  this
                               Agreement,   the  purchase  of  the  Shares,  the
                               business,     operations,    market    potential,
                               capitalization, financial condition and prospects
                               of the  Company,  and all  other  matters  deemed
                               relevant to such Investor.

                         (b)   The  Seller  acknowledges  that  it  has  had  an
                               opportunity to evaluate all information regarding
                               the  Company  as  it  has  deemed   necessary  or
                               desirable  in  connection  with the  transactions
                               contemplated by this Agreement, has independently
                               evaluated the  transactions  contemplated by this
                               Agreement  and has  reached  its own  decision to
                               enter into this Agreement.

                 2.4.3   RESTRICTED SECURITIES.  The Seller understands that the
                         Shares  to be  acquired  by the  Seller  have  not been
                         registered  under the Securities Act or the laws of any
                         state and may not be sold or transferred,  or otherwise
                         disposed of, without  registration under the Securities
                         Act  and  applicable   state   securities  laws  or  an
                         exemption therefrom.  The Seller will sell or transfer,
                         or  otherwise  dispose of, the Shares to be acquired by
                         the  Seller  only  in  a  manner  consistent  with  the
                         representations and warranties set forth herein and any
                         applicable federal and state securities laws.

                 2.4.4   LEGENDS.   It  is  understood  that  the   certificates
                         evidencing  the  Shares  may  bear  one  or  all of the
                         following legends:

                         (a)   THE SECURITIES  REPRESENTED  BY THIS  CERTIFICATE
                               HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
                               OF  1933,  AS  AMENDED,   OR   APPLICABLE   STATE
                               SECURITIES LAWS AND MAY NOT BE TRANSFERRED,  SOLD
                               OR  OTHERWISE  DISPOSED  OF IN THE  ABSENCE OF AN
                               EFFECTIVE  REGISTRATION STATEMENT WITH RESPECT TO
                               THE  SECURITIES  EVIDENCED  BY THIS  CERTIFICATE,
                               FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT

                               OF 1933, AS AMENDED,  AND SUCH  APPLICABLE  STATE
                               SECURITIES  LAWS, OR UNLESS THE COMPANY  RECEIVES
                               AN OPINION OF COUNSEL REASONABLY  SATISFACTORY TO
                               THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER
                               SUCH ACT AND  SUCH  APPLICABLE  STATE  SECURITIES
                               LAWS IS NOT REQUIRED.

3.          REPRESENTATIONS AND WARRANTIES OF PURCHASER.

            Purchaser  (including  Viva)  represents  and  warrants  to  Seller, knowing and  intending  that  Seller  shall rely  thereon in entering  into this
Agreement and performing the obligations on its part to be performed  hereunder, that the following  representations  and  warranties are true and correct on the date hereof, and will be so on the Closing Date.

            3.1.        POWER AND  AUTHORITY;  AUTHORIZATION  AND VALIDITY.  The
                        Purchaser  has full  power  and  authority  to  execute,
                        deliver,   and  perform  its   obligations   under  this
                        Agreement and all other  agreements  and documents it is
                        or will be executing in connection  with this  Agreement
                        and the transactions contemplated hereby. This Agreement
                        and each other agreement  contemplated by this Agreement
                        (including  the Note) have been or will be duly executed
                        and delivered by the Purchaser and  constitutes  or will
                        constitute the legal,  valid, and binding obligations of
                        the  Purchaser,  enforceable  in  accordance  with their
                        terms,   except  as  may  be   limited   by   applicable
                        bankruptcy,   insolvency,   or  similar  laws  affecting
                        creditors'  rights  generally  or  the  availability  of
                        equitable remedies.

            3.2         ORGANIZATION  AND  GOOD  STANDING.   Purchaser  is  duly
                        organized  and in good standing in its  jurisdiction  of
                        formation,  and is qualified to do business  where it is
                        required to be so qualified.

            3.3         BINDING  OBLIGATION.  The execution and delivery of this
                        Agreement  and  the  other  instruments  and  agreements
                        contemplated  hereby by Purchaser and the performance by
                        Purchaser  of  the  transactions  contemplated  by  this
                        Agreement  have been  duly  authorized  by all  required
                        corporate  action  of  Purchaser  and will  not  violate
                        Purchaser's  articles of incorporation or bylaws, or any
                        judgment,  indenture,  agreement  or  contract  to which
                        Purchaser is a party or by which Purchaser is bound. The
                        Agreement  constitutes  the  valid and  legally  binding
                        obligation of Purchaser,  enforceable in accordance with
                        its terms and conditions,  except as such enforceability
                        may be limited by applicable  bankruptcy,  insolvency or
                        similar  laws  affecting  the  enforcement  of creditors
                        rights generally and by general principals of equity.

            3.4         AUTHORIZATION.  The Shares are duly authorized and, when
                        delivered in compliance with this Agreement, or pursuant
                        to the  Convertible  Note,  as the case may be,  will be
                        duly and validly issued and outstanding,  fully paid and
                        nonassessable,   and   will  be   free  of  any   liens,
                        encumbrances and restrictions whatsoever.

            3.5         COMPLIANCE  WITH  SECURITIES  LAWS.  Viva has issued the
                        Purchased Shares,  and will issue the Conversion Shares,
                        in compliance with all applicable state and federal laws
                        regulating the offer, sale and issuance of securities.

            3.6         AVAILABILITY OF SHARES.  Viva shall at all times reserve
                        and maintain a sufficient  number of its  authorized but
                        unissued Common Stock to satisfy the conversion  feature
                        of the  Convertible  Note  and  deliver  the  Conversion
                        Shares.

            3.7         RULE 144.  Viva has and shall  continue  to meet all the
                        prerequisites  of Rule  144 of the  Securities  Act such
                        that  Purchaser  shall be  entitled to rely on the "Safe
                        Harbor"  provisions  of same if and when it re-sells the
                        Shares.

4.          CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION.

            Notwithstanding  any  other  provision  of  this  Agreement  to  the contrary,  Purchaser's obligations hereunder are subject to, and Purchaser shall have no obligation to consummate the transactions  contemplated hereunder unless all of the following conditions are satisfied (provided that any of the same may be  waived  in  writing  by  Purchaser).  Unless  otherwise  expressly  provided elsewhere in this Agreement, no failure of any of the following conditions shall constitute a breach or default hereunder on the part of the Seller.

            4.1         REPRESENTATIONS AND WARRANTIES. Seller's representations
                        and warranties  contained  herein and in any certificate
                        or document delivered to Purchaser pursuant hereto shall
                        be deemed to have been made  again at and as of the date
                        of the Closing and shall then be true and correct in all
                        material respects.

            4.2         PERFORMANCE.  Seller shall have  performed  and complied
                        with  all  covenants  and  agreements   that  Seller  is
                        required  to  perform or with  which it is  required  to
                        comply prior to or at the Closing.

            4.3         NO  LIENS.  The  Assets  shall be free and  clear of all
                        liens and encumbrances, except liens that are terminated
                        simultaneously with the Closing.

5.          CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.

            Seller's obligations  hereunder are subject to the fulfillment prior to or at the Closing of each of the following  conditions  and Seller shall have no obligation to consummate the transactions  contemplated  hereunder unless all of the following conditions are satisfied (provided that any of the same (except the Gaming Laws, as defined below) may be waived in writing by Seller):

            5.1         GAMING LAWS.  This  Agreement  and Seller's  obligations
                        hereunder,  are  expressly  subject  to  all  applicable
                        gaming laws,  rules and regulations (the "GAMING LAWS"),
                        including, without limitation, the laws of the States of
                        Mississippi, Nevada and Washington. Any action herein in
                        contravention of such laws, rules and regulations  shall
                        be null and void AB INITIO.

            5.2         REPRESENTATIONS   AND   WARRANTIES.    The   Purchaser's
                        representations  and warranties  contained herein and in
                        any certificate or document delivered to Seller pursuant
                        hereto shall be deemed to have been made again at and as
                        of the date of the  Closing  and shall  then be true and
                        correct in all material respects.

            5.3         PERFORMANCE. Purchaser shall have performed and complied
                        with all  covenants  and  agreements  that  Purchaser is
                        required  to  perform or with  which it is  required  to
                        comply prior to or at the Closing.

            5.4         PURCHASE PRICE. Viva shall deliver the Purchase Price in
                        the form and on or before the date provided for herein.

6.          INDEMNIFICATION

            6.1         INDEMNIFICATION BY SELLER.  From and after completion of
                        the Closing,  Seller will  indemnify,  defend,  and hold
                        harmless   Purchaser  and  Viva  and  its  shareholders,
                        directors and officers from and against:

                        (a)         all damages to Purchaser and Viva  resulting
                                    from or arising out of (A) any breach of any
                                    representation or warranty made by Seller in
                                    this  Agreement;  or (B) any act or omission
                                    of Seller  with  respect to, or any event or
                                    circumstance  related to, the  ownership  of
                                    the Assets,  which occurred or existed prior
                                    to or at the Closing Date; and

                        (b)         all  claims,  actions,  suits,  proceedings,
                                    demands,  judgments,   assessments,   fines,
                                    interest,   penalties,  costs  and  expenses
                                    (including  settlement  costs and reasonable
                                    legal,  account,  experts  and  other  fees,
                                    costs  and  expenses)   resulting  from  the
                                    foregoing.

            6.2         INDEMNIFICATION  BY PURCHASER  AND VIVA.  From and after
                        the completion of the Closing, Purchaser will indemnify,
                        defend   and  hold   harmless   Seller,   and   Seller's
                        shareholders,  directors,  officers,  employees, agents,
                        successors and assigns, from and against:

                        (a)         all  damages  to  Seller  or any such  other
                                    indemnified person resulting from or arising
                                    out of (i) any breach of any  representation
                                    or  warranty   made  by  Purchaser  in  this
                                    Agreement;  (ii) the breach of any covenant,
                                    agreement,   or   obligation   of  Purchaser
                                    contained in this  Agreement,  (iii) any act
                                    or omission of Purchaser with respect to, or
                                    any event or  circumstance  related  to, the
                                    ownership or operation of the Assets,  which
                                    act, omission,  event or circumstance occurs
                                    after the Closing  Date, or (iv) the failure
                                    by   Purchaser   to   perform   any  of  its
                                    obligations hereunder and with regard to the
                                    Assets; and

                        (b)         all  claims,  actions,  suits,  proceedings,
                                    demands,  judgments,   assessments,   fines,
                                    interest,   penalties,  costs  and  expenses
                                    (including,  without limitation,  settlement
                                    costs  and  reasonable  legal,   accounting,
                                    experts and other fees,  costs and expenses)
                                    incident or relating  to or  resulting  from
                                    any of the foregoing.

            6.3         PROCEDURES; THIRD-PARTY CLAIMS.

                        (a)         If a  claim  to  which  the  indemnification
                                    provisions  of this  Article 6 apply  arises
                                    out of any suit, claim or other assertion of
                                    liability  by  a  third  party  (hereinafter
                                    referred to collectively as the "CLAIMS" and
                                    individually as a "CLAIM"),  the indemnified
                                    party agrees to promptly give written notice
                                    to the  indemnifying  party of the existence
                                    of such claim.

                        (b)         The   obligations  and  liabilities  of  the
                                    parties   hereto   with   regard   to  their
                                    respective  indemnities  hereunder resulting
                                    from  any  Claim  shall  be  subject  to the
                                    following additional terms and conditions:

                                    (i)   The indemnifying  party shall have the
                                          right  to  undertake,  by  counsel  or
                                          other   representatives   of  its  own
                                          choosing, the defense of or opposition
                                          to such Claim;

                                    (ii)  In the  event  that  the  indemnifying
                                          party  shall  elect  not to  undertake
                                          such defense or opposition,  or within
                                          fourteen (14) days after notice of any
                                          such Claim the indemnified party shall
                                          fail to defend or oppose  such  Claim,
                                          the  indemnified  party (upon  further
                                          written  notice  to  the  indemnifying
                                          party)   shall   have  the   right  to
                                          undertake  the  defense,   opposition,
                                          compromise   or   settlement  of  such
                                          Claim,    by    counsel    or    other
                                          representatives  of its own  choosing,

                                          on behalf of and for the  account  and
                                          risk   of   the   indemnifying   party
                                          (subject   to   the   right   of   the
                                          indemnifying  party to assume  defense
                                          of or  opposition to such Claim at any
                                          time prior to  settlement,  compromise
                                          or final determination thereof).

                                    (iii) Anything  in  this  Article  6 to  the
                                          contrary notwithstanding: (A) if there
                                          is a  reasonable  probability  that  a
                                          Claim  may  materially  and  adversely
                                          affect  the  indemnified   party,  the
                                          indemnified   party   shall  have  the
                                          right, at its own cost and expense, to
                                          participate     in    the     defense,
                                          opposition,  compromise  or settlement
                                          of the  Claim;  (B)  the  indemnifying
                                          party    shall   not,    without   the
                                          indemnified  party's written  consent,
                                          settle  or  compromise  any  Claim  or
                                          consent to entry of any judgment which
                                          does not  include as an  unconditional
                                          term   thereof   the  release  of  the
                                          indemnified  party by the  claimant or
                                          the  plaintiff  to such Claim from all
                                          liability  regarding  said Claim,  and
                                          (C) in the event that the indemnifying
                                          party   undertakes   defense   of   or
                                          opposition    to   any   Claim,    the
                                          indemnified party, by counsel or other
                                          representative  of its  own  choosing,
                                          and  at its  sole  cost  and  expense,
                                          shall have the right to  consult  with
                                          the indemnifying party and its counsel
                                          or  other  representatives  concerning
                                          such Claim and the indemnifying  party
                                          and the indemnified  party,  and their
                                          respective     counsel     or    other
                                          representatives,  shall  cooperate  in
                                          good faith with respect to such Claim.

                                    (iv)  No    undertaking    of   defense   or
                                          opposition   to  a  Claim   shall   be
                                          construed as an acknowledgment by such
                                          party  that it is  liable to the party
                                          claiming  indemnification with respect
                                          to such Claim or other similar Claims.

            6.4         CERTAIN LIMITATIONS ON INDEMNITY.

                        (a)   Notwithstanding the abovesaid,  no claims shall be
                              brought  against  either  party  hereunder  and/or
                              pursuant to the indemnification provisions of this
                              Agreement (except as the result of the intentional
                              misconduct   or  fraud  of  a  party)   until  the
                              aggregate  amount of such claims or losses exceeds
                              the  total  of  $15,000,  provided  that  if  such
                              aggregate  claims and losses by such party  exceed
                              $15,000,    Purchaser,   Seller   or   the   other
                              indemnified parties hereunder, as the case may be,
                              may seek indemnification  hereunder for the entire
                              amount of all such  claims and  losses  (and shall
                              not be limited to seeking  indemnification for the
                              claims and losses in excess of up to the amount of
                              the Purchase Price hereunder).

                        (b)   Except for losses,  claims or liabilities  arising
                              due to the intentional or gross misconduct  and/or
                              fraudulent  action of the  Seller  with  regard to
                              which there will be no time limitation pursuant to
                              this Section 6.4 or otherwise,  any claim, loss or
                              liability  by the  Purchaser  for  breaches of the

                              representations  and warranties  made by Seller in
                              this  Agreement must be first made by Purchaser no
                              later than 1 year from the date of the Closing.

7.          NOTICES

            All notices,  requests,  demands and other communications  hereunder shall be in  writing  and shall be deemed to have been duly  given  when  either personally  served or mailed by certified or  registered  mail,  return  receipt requested, at the addresses set forth on the signature page of this Agreement or to such other address or to such other persons as Purchaser or Seller shall have last designated by written notice to the other party hereto.

8.          MISCELLANEOUS.

            (a)     BENEFITS.  This Agreement  shall inure to the benefit of and be binding  upon the  parties  hereto  and their  respective successors, heirs, designees and/or assigns.

            (b)     FURTHER ASSURANCES. The parties hereto agree and acknowledge that they shall  execute and deliver any and all  additional writings,  instruments,  and  other  documents  contemplated hereby or  referred to herein,  and shall take such  further action as is reasonably  required in order to effectuate the terms and conditions of this Agreement.

            (c)     GOVERNING  LAW.  This  Agreement  shall be  governed  by and construed  according  to the laws of the  State  of  Nevada, without regard to its conflicts of law principles.

            (d)     ARTICLE  HEADINGS.  The article  headings  contained in this
                    Agreement are for  reference  purposes  only,  and shall not affect the meaning or  interpretation  of this  Agreement or any provision hereof.

            (e)     COSTS AND EXPENSES.  Purchaser and Seller shall each pay its own costs and expenses,  including attorneys' fees, relating to the  execution  and  delivery of this  Agreement  and the consummation of all transactions contemplated herein.

            (f)     ASSIGNMENT.  Seller may  assign  its rights and  obligations under this  Agreement to an entity under common control with and/or  affiliated  with or a partner or joint venturer with the Seller.  Except as set forth above,  neither  Seller nor
                    Purchaser  may  assign  this  Agreement  or  any  rights  or obligations hereunder without the prior consent of the other party.  Any such consents  required  hereunder  shall not be unreasonably  withheld or  delayed,  provided  the  assignee agrees to perform all of the obligations of the assignor and the assignor is not relieved of its obligations hereunder.

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            (g)     MODIFICATION.  This Agreement shall not be amended, modified or supplemented at any time except by a writing  executed by the parties hereto. No amendment,  supplement or termination of this  Agreement  shall  affect  or impair  any  rights or obligations that have heretofore matured hereunder.

            (h)     CONFIDENTIALITY.  The parties  (including  their  respective designees  and/or assigns) will keep the existence and terms
                    of  this  Agreement,   including  without  limitation,   the
                    Purchase Price,  confidential and will not disclose the same to any  person,  except  for  disclosures  required  by law, disclosures  on tax  returns,  disclosures  to  employees of
                    Purchaser   or   Seller   who  have  a  need  to  know  such
                    information,  and  to  attorneys,  accountants  and  similar advisors of Purchaser or Seller.

                           [SIGNATURE PAGE TO FOLLOW]

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            IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed sealed and delivered as of the date first above written.

                                   PURCHASER:

            :                      ABD GAMING SUPPLY, A MISSISSIPPI CORPORATION

                                   By:
                                      -----------------------------------------
                                      Title:

                                   Address: 3611 S. Lindell Road, Suite 201
                                            Las Vegas, Nevada 89103
                                            Attention:
                                                      --------------------------

                                   PURCHASER DESIGNEE - VIVA:

                                   VIVA GAMING & RESORTS INC., A FLORIDA
                                   CORPORATION

                                   By:
                                      ------------------------------------------
                                      Title:

                                   Address: 3611 S. Lindell Road, Suite 201
                                            Las Vegas, Nevada 89103
                                            Attention:
                                                      --------------------

                                   SELLER:

                                   PHOENIX LEISURE, INC., A NEVADA CORPORATION

                                   By:
                                      ------------------------------------------
                                      Title:

                                   Address: 3611 S. Lindell Road, Suite 201
                                            Las Vegas, Nevada 89103
                                            Attention:
                                                      ---------------------

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